Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rave Restaurant Group, Inc.

The Colony, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 033-71700, 333-77617, 333-76296, 333-177436 and 333-207428) and Forms S-3 (Nos. 333-197507 and 333-219483) of Rave Restaurant Group, Inc. of our report dated September 20, 2017, relating to the consolidated financial statements, which appears in this Form 10-K.

Montgomery Coscia Greilich LLP

Plano, Texas

September 20, 2017